UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. ____)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SHIFTPIXY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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EXPLANATORY NOTE

This proxy supplement (“First Proxy Supplement”) provides updated information with respect to the 2019 Annual Meeting of Shareholders (“Annual Meeting”) of ShiftPixy, Inc. (“Company”), to be held on March 8, 2019.

On or about January 14, 2019, the Company commenced the mailing of its Notice of Annual Meeting and Proxy Statement (“Proxy Statement”) for the Annual Meeting. The Company filed the Proxy Statement on Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) on January 14, 2019 and filed an Amendment No. 1 to the Proxy Statement with the SEC on January 15, 2019 and filed an Amendment No. 2 to the Proxy Statement on January 17, 2019. This First Proxy Supplement contains important information about recent developments and replaces and supersedes any inconsistent information set forth in the Proxy Statement, as amended.

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PROPOSAL NO. 1 ELECTION OF DIRECTORS

On February 6, 2019, Mark A. Absher, advised the Company that he had determined to step down from all positions with the Company, including from the Company’s Board of Directors (“Board”), effective immediately and prior to the Annual Meeting and not stand for re-election at the Annual Meeting. As a result, Mr. Absher’s name has been withdrawn from nomination for re-election to the Board. The Board has determined that no other nominee for election at the Annual Meeting will be named in place of Mr. Absher.

VOTING MATTERS

Other than Mr. Absher, the nominees for election to the Board named in the Proxy Statement will stand for election at the Annual Meeting. The Company mailed and will make available a revised proxy card or voting instruction form online at:

http://xbrlfinancialwidget.com/?CIKNum=0001675634.

If you already returned your proxy card or provided voting instructions, you do not need to fill out and return the new proxy card or provide new voting instructions, unless you desire to change your previously submitted proxy card.

Shares represented by proxy cards or voting instructions returned before the Annual Meeting will be voted with respect to the nominees as instructed on the proxy card or voting instructions form, except for votes or voting instructions with respect to Mr. Absher, which will be disregarded because he is no longer standing for re-election.

None of the other agenda items presented in the Proxy Statement are affected by this First Proxy Supplement, and shares represented by proxy cards or voting instruction forms returned before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting as instructed on the proxy card or voting instruction form.

If you have not yet returned the WHITE proxy card distributed by the Company or submitted your voting instructions, please complete the WHITE proxy card or submit voting instructions as soon as possible, disregarding Mr. Absher’s name as a nominee for election as a director.

Information on how to vote your shares, or change or revoke your prior vote or voting instructions, is available in the Proxy Statement and in the Amendment No. 1 to the Proxy Statement. If you have already submitted your proxy card, you do not need to take any action unless you wish to change or revoke your vote.

Please vote your shares promptly by using the Internet or the telephone by following the instructions set forth on your WHITE proxy card. If you hold shares through a broker (i.e., in street name), you have the right to direct your broker how to vote your shares. Please contact your broker directly if you have questions about how to provide such instructions.

If you previously voted, you have the right to change your vote. Your later dated WHITE proxy card, or your vote at a later date by Internet or telephone, will revoke any prior proxy. Only your last dated proxy will count. If your shares are held for you by a broker, bank or nominee, you must contact the broker, bank or nominee to revoke a previously authorized proxy.

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Your vote is very important. Even if you plan to attend the Annual Meeting, we request that you vote your shares by proxy as soon as possible. Attending the Annual Meeting will not revoke your proxy unless you specifically request it to be revoked.

This First Proxy Supplement is first being made publicly available to our shareholders on or about March 1, 2019. You may access an electronic copy of this First Proxy Supplement, the Proxy Statement, the Amendment No.1 and Amendment No. 2 to the Proxy Statement, the Notice of Annual Meeting, the form of proxy and our Annual Report on Form 10-K for the year ended December 31, 2018 at http://xbrlfinancialwidget.com/?CIKNum=0001675634.

If you have any questions, require assistance in voting your WHITE proxy card, or need additional copies of the Company’s proxy materials, please contact VStock Transfer, LLC at the phone numbers listed below.

VStock Transfer, LLC

18 Lafayette Place

Woodmere, New York 11598

Shareholders may call toll-free at (855) 987-8625.

Even if you plan to attend the meeting, please vote as soon as possible using one of the following methods:

By Telephone: In the U.S. or Canada, you can vote your shares toll-free by following the instructions on your WHITE proxy card.

By Internet: You can vote your shares online by following the instructions on your WHITE proxy card.

By Mail: You can vote by mail by completing, dating, and signing your WHITE proxy card or voting instruction form and returning it in the postage-paid envelope.

All other items of the Proxy Statement are incorporated herein by reference without changes.

Except as specifically discussed in this Explanatory Note, this First Proxy Supplement does not otherwise modify or update any other disclosures presented in the Proxy Statement. In addition, this First Proxy Supplement does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events.

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